Exhibit 10.1

PIXAR

Performance Share Agreement

(also referred to as restricted stock units – time-based vesting)

Grant #

Pixar (the “Company”) hereby grants you, Ed Catmull (the “Employee”), an award of Performance Shares (also referred to as restricted stock units – time-based vesting) under the Company’s 2004 Equity Incentive Plan (the “Plan”). The date of this Agreement is April 3, 2006 (the “Grant Date”). Subject to the provisions of Appendix A (attached hereto) and of the Plan, the principal features of this award are as follows:

Number of Performance Shares:	400,000

Vesting of Performance Shares:	The Performance Shares will vest in accordance with the following schedule: 50% of the Performance Shares will vest on the second anniversary of the Grant Date and 50% of the Performance Shares will vest on the fourth anniversary of the Grant Date, subject to your continued employment with the Company or its Affiliates through each applicable vesting date.

IMPORTANT:

Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Performance Shares is contained in paragraphs 3 through 7 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

PIXAR	EMPLOYEE

Simon T. Bax	Ed Catmull
Executive Vice President and Chief
Financial Officer

Date: , 2006	Date: , 2006

APPENDIX A

TERMS AND CONDITIONS OF PERFORMANCE SHARES

(also referred to as restricted stock units – time-based vesting)

Grant #

1. Grant. The Company hereby grants to the Employee under the Plan 400,000 Performance Shares (also referred to as restricted stock units – time-based vesting), subject to all of the terms and conditions in this Agreement and the Plan. When the Performance Shares are paid to the Employee, par value (if any) will be deemed paid by the Employee for each Performance Share by past services rendered by the Employee, and will be subject to the appropriate tax withholdings.

2. Company’s Obligation to Pay. Each Performance Share has a value equal to the Fair Market Value of a Share on the Grant Date. Unless and until the Performance Shares have vested in the manner set forth in paragraphs 3, 4 or 5, the Employee will have no right to payment of such Performance Shares. Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Payment of any vested Performance Shares shall be made in whole Shares only.

3. Vesting Schedule/Period of Restriction. Except as otherwise provided in paragraphs 4 and 5 of this Agreement, the Performance Shares awarded by this Agreement shall vest in accordance with the vesting schedule set forth on the first page of this Agreement, subject to the Employee’s continuing to be a Service Provider on the relevant vesting date.

4. Modifications to Vesting Schedule.

(a) Death or Disability of Employee. In the event of the Employee’s death or disability (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), the Employee shall immediately vest on the date of the Employee’s death or disability as to the number of Performance Shares determined by (i) multiplying the Performance Shares subject to this Performance Share award by the percentage determined by dividing the number of days that have elapsed from the Grant Date to the date of the Employee’s death or disability by 1460 and (ii) subtracting the number of vested Performance Shares.

(b) Change in Control. In the event of a Change in Control, this award shall be subject to the definitive agreement governing such Change in Control. Such agreement, without the Employee’s consent and notwithstanding any provision to the contrary in this Agreement or the Plan, must provide for one of the following: (a) the assumption of this award by the surviving corporation or its parent; (b) the substitution by the surviving corporation or its parent of awards with substantially the same terms as this award; or (c) the acceleration of vesting of this award and cancellation of this award after payment to the Employee in Shares of an amount equal to the Performance Shares subject to this award at the time of the Change in Control. In the event the definitive agreement does not provide for one of the foregoing alternatives with respect to the treatment of this award, this award shall have the treatment specified in clause (c) of the preceding sentence. The Committee may, in its sole discretion, accelerate the vesting of this award in connection with any of the foregoing alternatives. For purposes of this Agreement and except as otherwise provided herein, “Change in Control” means the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or (d) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company). Notwithstanding the foregoing, a Change in Control shall not occur in connection with the transaction contemplated by the Agreement and Plan of Merger, dated January 24, 2006, by and between the Company, The Walt Disney Company and Lux Acquisition Corp.

5. Administrator Discretion. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Performance Shares at any time, subject to the terms of the Plan. If so accelerated, such Performance Shares will be considered as having vested as of the date specified by the Committee. If the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Performance Shares, the payment of such accelerated Performance Shares nevertheless shall be made at the same time or times as if such Performance Shares had vested in accordance with the vesting schedule set forth on the first page of this Agreement (whether or not the Employee remains employed by the Company or an Affiliate as of such date).

6. Payment after Vesting. Any Performance Shares that vest in accordance with paragraphs 3 or 4 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares within thirty (30) days following the date of vesting, subject to paragraph 9. Any Performance Shares that vest in accordance with paragraph 5 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in accordance with the provisions of such paragraph, subject to paragraph 9. For each Performance Share that vests, the Employee will receive one Share.

7. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Performance Shares that have not vested pursuant to paragraphs 3 through 5 at the time of the Employee’s Termination of Service for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Employee shall not be entitled to a refund of the price paid (if any) for the Performance Shares forfeited to the Company pursuant to this paragraph 7.

8. Death of Employee. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

9. Withholding of Taxes. When the Shares are issued as payment for vested Performance Shares, the Company will withhold a portion of the vested Performance Shares that have an aggregate Fair Market Value no more than that required to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company, unless the Company, in its sole discretion, either requires or otherwise permits the Employee to make alternative arrangements satisfactory to the Company for such minimum withholdings in advance of the arising of any withholding obligations. The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no refund for any value of the Shares withheld in excess of the tax obligation as a result of such rounding. Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until satisfactory arrangements (as determined by the Company) have been made by the Employee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Shares. In addition and to the maximum extent permitted by law, the Company (or the employing Subsidiary) has the right to retain without notice from salary or other amounts payable to the Employee, cash having a sufficient value to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares. All income and other taxes related to the Performance Shares award and any Shares delivered in payment thereof are the sole responsibility of the Employee. By accepting this award, the Employee expressly consents to the withholding of Shares and to any additional cash withholding as provided for in this paragraph 9.

10. Rights as Stockholder; Dividend Equivalent.

(a) Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

(b) Dividend Equivalent. Any dividend paid in cash on shares of the common stock of the Company will be credited to the Employee as additional Performance Shares as if the Performance Shares previously held by the Employee were outstanding shares of common stock of the Company, as follows: Such credit shall be made in whole and/or fractional Performance Shares and shall be, based on the Fair Market Value (as defined in the Plan) of the shares of common stock of the Company on the date of payment of any such dividend. All such additional Performance Shares shall be subject to the same vesting requirements applicable to the previously held Performance Shares in respect of which they were credited and shall be awarded in accordance with Sections 3, 4 and 5 hereof.

11. No Effect on Employment. Subject to any employment contract with the Employee, the terms of such employment will be determined from time to time by the Company, or the Affiliate employing the Employee, as the case may be, and the Company, or the Affiliate employing the Employee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth on the first page of this Agreement do not constitute an express or implied promise of continued employment for any period of time.

12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Secretary, at 1200 Park Avenue, Emeryville, California 94608, or at such other address as the Company may hereafter designate in writing.

13. Grant is Not Transferable. Except to the limited extent provided in this Agreement, this grant of Performance Shares and the rights and privileges conferred hereby will not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until you have been issued the Shares. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

14. Restrictions on Sale of Securities. The Shares issued as payment for vested Performance Shares awarded under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt. However, your subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16. Additional Conditions to Issuance of Certificates for Shares. The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Performance Shares as the Committee may establish from time to time for reasons of administrative convenience.

17. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

18. Administrator Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

21. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this award of Performance Shares.

22. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Employee expressly warrants that he or she has received a right to purchase stock under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

23. Notice of Governing Law. This grant of Performance Shares shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

PIXAR	EMPLOYEE

Simon T. Bax	Ed Catmull
Executive Vice President and Chief
Financial Officer

Date: , 2006	Date: , 2006